AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


          THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made as of this 9th day of September, 1999 by and among WISCONSIN ENERGY CORPORATION ("Wisconsin Energy"), WICOR, INC. ("WICOR") and CEW ACQUISITION, INC. ("Acquisition").


                                    RECITALS

          WHEREAS, Wisconsin Energy, WICOR and Acquisition are parties to an Agreement and Plan of Merger dated as of June 27, 1999 (the "Merger Agreement"); and

          WHEREAS, WICOR and Wisconsin Energy are parties to a lawsuit filed in the Circuit Court of Milwaukee County, Wisconsin as Case No. 99-CV-005395 entitled Halpren v. George E. Wardeberg et al. (the "Action"); and

          WHEREAS,   the  parties  to  the  Action  have  reached  a  settlement concerning the matters in the Action pursuant to a Memorandum of Understanding dated August 27, 1999 (the "Memorandum"); and

          WHEREAS, the parties wish to amend the Merger Agreement as set forth in this Amendment to Agreement and Plan of Merger.

          NOW THEREFORE, in consideration of the Recitals and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

          1. Amendments. The Merger Agreement is hereby amended as follows:

                    (a) The third sentence of Section 3.9(c) of the Merger Agreement is deleted.

                    (b) The number "$30,000,000" as the Special Fee in Section 3.9(e) of the Merger Agreement is changed to "$25,000,000".

          2. Effectiveness. This Amendment to Agreement and Plan of Merger shall be of no further force and effect if the Memorandum is "null and void" pursuant to the provisions of paragraph 7 of the Memorandum.

          3. Continuance of Merger Agreement. Except as specifically amended by this Amendment to Agreement and Plan of Merger, the Merger Agreement shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                      WISCONSIN ENERGY CORPORATION


                                      By  /s/ Richard A. Abdoo
                                          ------------------------------------
                                          Richard A. Abdoo,
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                                      WICOR, INC.

                                      By  /s/ George E. Wardeberg
                                          ------------------------------------
                                          George E. Wardeberg,
                                          Chairman and Chief Executive Officer


                                      CEW ACQUISITION, INC.


                                      By  /s/ Richard A. Abdoo
                                          ------------------------------------
                                          Richard A. Abdoo,
                                          Chairman of the Board, President
                                          and Chief Executive Officer



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